UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2005

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Washington Street, Braintree, Massachusetts		02184-7535
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 849-1800 ext. 4454

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Clean Harbors, Inc. (the “Company”) dismissed the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, on September 30, 2005. In addition, the Audit Committee engaged Deloitte & Touche LLP on October 4, 2005 as its new independent registered public accounting firm for its fiscal year ending December 31, 2005.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2004 and 2003, and through September 30, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its report on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2004 and 2003, and through September 30, 2005, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K, except as described below in this paragraph. As described in Item 9A of the Company’s Form 10-K/A for the year ended December 31, 2004, the Company had as of December 31, 2004 a material weakness in internal control over financial reporting relating to the completeness and accuracy of its self-insured workers’ compensation and motor vehicle liability reserves. Remediation efforts relating to such weakness are described in that Item of the Company’s Form 10-K/A for the year ended December 31, 2004, and in Item 4 of the Company’s Form 10-Q for the quarter and six-month period ended June 30, 2005. As described in Item 9A of the Company’s Form 10-K for the year ended December 31, 2003, the Company had as of December 31, 2003, a material weakness relating to the reconciliation and calculation of deferred revenue.  Remediation efforts relating to that weakness are described in that Item of the Company’s Form 10-K for the year ended December 31, 2003. The Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of Deloitte & Touche LLP concerning the subject matter of such material weaknesses.

A letter from PricewaterhouseCoopers LLP is attached hereto as Exhibit 16.1 indicating whether or not it agrees with the above disclosures.

In deciding to engage Deloitte & Touche LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence.

During the two most recent fiscal years of the Company ended December 31, 2004, and the subsequent interim period through October 4, 2005, the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP dated October 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

October 5, 2005	/s/ James M. Rutledge
Executive Vice President and Chief Financial Officer